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                                                                                                      Exhibit 21.1


                                                          THE NEIMAN MARCUS GROUP, INC.

                                                                  SUBSIDIARIES


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        ---------------------------------------------------------------------------------------------------------------
                                                       JURISDICTION
                                                            OF
        NAME OF SUBSIDIARY                             INCORPORATION              STOCKHOLDER
        ---------------------------------------------------------------------------------------------------------------
        Bergdorf Goodman, Inc.                         New York                   Neiman Marcus Holdings, Inc.

        Bergdorf Graphics, Inc.                        New York                   Bergdorf Goodman, Inc.

        Broadcasters, Inc.                             Texas                      Neiman Marcus Holdings, Inc.

        C.C. Group Limited                             Hong Kong                  The Neiman Marcus Group, Inc. (50%)
                                                                                  Ermine Trading Corporation (50%)

        Ermine Trading Corporation                     California                 The Neiman Marcus Group, Inc.

        Last Call, Inc.                                New Jersey                 The Neiman Marcus Group, Inc.

        Neiman Marcus Funding Corporation              Delaware                   The Neiman Marcus Group, Inc.

        Neiman Marcus Holiday Express, Inc.            Delaware                   The Neiman Marcus Group, Inc.

        Neiman Marcus Holdings, Inc.                   California                 The Neiman Marcus Group, Inc.

        NM Direct de Mexico, S.A. de C.V.              Mexico                     The Neiman Marcus Group, Inc. (99%)
                                                                                  Neiman Marcus Holdings, Inc. (1%)

        Pastille, Inc.                                 Delaware                   The Neiman Marcus Group, Inc.

        Pastille By Mail, Inc.                         Delaware                   The Neiman Marcus Group, Inc.
        ---------------------------------------------------------------------------------------------------------------
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